                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National Processing, Inc. of our report dated February 1, 1999, with respect to the consolidated financial statements of National Processing, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998.


Registration Statement              Description                                Shares Registered
----------------------              -----------                                -----------------
Form S-8 (33-53345)                 Nonemployee Directors Stock                  200,000
                                    Option Plan

Form S-8 (33-53347)                 1996 Stock Option Plan                     4,000,000



                                                        /s/ ERNST & YOUNG LLP



Cleveland, Ohio
March 30, 1999